                                                                    EXHIBIT 23.3

                                        June 12, 1996

Board of Directors
Home Federal Savings and Loan Association of Elgin
16 North Spring Street
Elgin, Illinois 60120


Gentlemen:

    We hereby consent to the use of our firm's name in the Application for Conversion of Home Federal Savings and Loan Association of Elgin, Elgin, Illinois, and any amendments thereto, in the Form S-1 Registration Statement for Home Bancorp of Elgin, Inc., and any amendments thereto, and in the Form AC for Home Federal Savings and Loan Association of Elgin, and any amendments thereto. We also hereby consent to the inclusion of, summary of and references to our Appraisal Report and our statement concerning subscription rights in such filings including the Prospectus of Home Bancorp of Elgin, Inc.


                                        Very truly yours,

                                        RP FINANCIAL, LC.

                                        /s/ William E. Pommerening
                                        William E. Pommerening
                                        Chief Executive Officer



Washington Headquarters
Rosslyn Center
1700 North Moore Street, Suite 2210                 Telephone: (703) 528-1700
Arlington, VA  22209                                Fax No.:    (703) 528-1788